     As filed with the Securities and Exchange Commission on October 1, 2001
                                                                           -----
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STARBUCKS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              Washington                                 91-1325671
        (State or Other Juris-                        (I.R.S. Employer
      diction of Incorporation)                     Identification Number)

                             2401 Utah Avenue South
                            Seattle, Washington 98134
          (Address of Principal Executive Offices, Including Zip Code)

                              STARBUCKS CORPORATION
                       1991 COMPANY-WIDE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                SHELLEY B. LANZA
      Executive Vice President, Human Resources, Law and Corporate Affairs,
         Corporate Social Responsibility, General Counsel and Secretary
                              Starbucks Corporation
                             2401 Utah Avenue South
                            Seattle, Washington 98134
                                 (206) 447-1575
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                                    --------
                                    Copy to:
                               J. Sue Morgan, Esq.
                                Perkins Coie LLP
                          1201 Third Avenue, Suite 4800
                         Seattle, Washington 98101-3099

                         CALCULATION OF REGISTRATION FEE

========================== =================== ================================== ===================== ======================
                                                                                     Proposed Maximum
    Title of Securities         Amount to               Proposed Maximum            Aggregate Offering         Amount of
      to be Registered        be Registered*       Offering Price Per Share**             Price            Registration Fee
-------------------------- ------------------- ---------------------------------- --------------------- ----------------------
    Common Stock, $0.001     4,000,000 Shares                $14.19                    $56,760,000            $14,190.00
         par value
========================== =================== ================================== ===================== ======================

     * Together with an indeterminate number of additional shares of the Registrant's Common Stock that may be necessary to adjust the number of shares of the Registrant's Common Stock reserved for issuance under the Starbucks Corporation 1991 Company-wide Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

     ** Average of the high ($14.73) and low ($13.64) sale prices of a share of the Registrant's Common Stock as reported by the Nasdaq Stock Market, Inc. on September 27, 2001. The Registration Fee is calculated in accordance with Rule 457(h)(i) and Rule 457(c) promulgated under the Securities Act of 1933, as amended.
================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

      The Registrant is filing this Registration Statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 4,000,000 additional shares of Common Stock for issuance pursuant to the exercise of options granted under the Starbucks Corporation 1991 Company-Wide Stock Option Plan. The contents of the original Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 28, 1992 in connection with such plan (Registration No. 33-52528) are incorporated herein by reference.

                                    EXHIBITS

Exhibit No.                               Description
-----------                               -----------

     5 Opinion of Perkins Coie LLP regarding legality of securities being registered

    10 Starbucks Corporation 1991 Company-Wide Stock Option Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 2000, filed with the Securities and Exchange Commission on December 22, 2000)

    23.1        Consent of Counsel (included in Exhibit 5)

    23.2        Consent of Independent Auditors

    24          Power of Attorney (see the signature page of this Registration
                Statement)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of September, 2001.

                                  STARBUCKS CORPORATION


                                  By: /s/ Orin C. Smith
                                      --------------------------------
                                      Orin C. Smith
                                      president and chief executive officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Howard Schultz and Orin C. Smith, or either of them, his or her attorneys-in-fact, for him or her, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                                  Title                            Date
     ---------                                  -----                            ----

/s/ Howard Schultz               chairman and chief global strategist      September 25, 2001
-------------------------
Howard Schultz


s/ Orin C. Smith               director, president, and chief executive    September 25, 2001
-------------------------                      officer
Orin C. Smith

     Signature                                  Title                            Date
     ---------                                  -----                            ----
/s/ Michael Casey                  executive vice president, chief         September 25, 2001
-------------------------               financial officer and
Michael Casey                        chief administrative officer
                                  (principal accounting officer and
                                     principal financial officer)

/s/ Barbara Bass                               director                    September 25, 2001
-------------------------
Barbara Bass


/s/ Howard P. Behar                 director and president, North          September 25, 2001
-------------------------                American Operations
Howard P. Behar

                                               director
-------------------------                                                  ------------------
Craig J. Foley


/s/ Gregory B. Maffei                          director                    September 25, 2001
-------------------------
Gregory B. Maffei


/s/ Arlen I. Prentice                          director                    September 25, 2001
-------------------------
Arlen I. Prentice


/s/ James G. Shennan, Jr.                      director                    September 25, 2001
-------------------------
James G. Shennan, Jr.


/s/ Craig E. Weatherup                         director                    September 25, 2001
-------------------------
Craig E. Weatherup

                                  EXHIBIT INDEX


Exhibit No.                               Description
-----------                               -----------

    5 Opinion of Perkins Coie LLP regarding legality of securities being registered

   10 Starbucks Corporation 1991 Company-Wide Stock Option Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 2000, filed with the Securities and Exchange Commission on December 22, 2000)

   23.1     Consent of Counsel (included in Exhibit 5)

   23.2     Consent of Independent Auditors

   24       Power of Attorney (see the signature page of this Registration
            Statement)